Exhibit 5.1

OPINION AND CONSENT OF DORSEY & WHITNEY LLP

March 10, 2016

CombiMatrix Corporation
310 Goddard, Suite 150
Irvine, California  92618

Re:                             Registration Statement on Form S-1

File No. 333-208704

Ladies and Gentlemen:

We have acted as counsel to CombiMatrix Corporation, a Delaware corporation (the “Company”), in connection with the above-captioned Registration Statement on Form S-1 (“Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Act”), of (A) up to a total of 8,400 units (the “Units”) consisting in the aggregate of (i) up to a total of 8,400 shares of the Company’s Series F Redeemable Convertible Preferred Stock, $0.001 par value per share (“Series F Preferred Stock”) and (ii) up to a total of 1,640,625 warrants (“Warrants”) to purchase shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”); (B) up to a total of 1,640,625 shares of Common Stock issuable upon conversion of the Series F Preferred Stock (the “Conversion Shares”); (C) up to a total of 1,640,625 shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”); and (D) such indeterminate number of additional shares of Common Stock that shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions (collectively, the “Securities”). The Securities are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and among the Company, on the one hand, and Ladenburg Thalmann & Co. Inc. on the other hand, on behalf of itself and as representative of the several underwriters named therein.

For purposes of this opinion, we have examined such documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion set forth below. In rendering our opinion, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.  As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials. We also have assumed that the pricing of the Securities will be approved by the Company’s Board of Directors or by a Pricing Committee established by the authorizing resolutions adopted by the Company’s Board of Directors in accordance with such resolutions and that the Securities will be issued and sold as described in the Underwriting Agreement, the Registration Statement and the related prospectus, as amended and supplemented through the date of issuance.

CombiMatrix Corporation

March 10, 2016

Based on the foregoing, we are of the opinion that (i) upon filing of the Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock (the “Certificate of Designation”) with the Delaware Secretary of State, the Units will have been duly authorized and, upon issuance, delivery, and payment therefor pursuant to the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable; (ii) upon filing of the Certificate of Designation with the Delaware Secretary of State, the Series F Preferred Stock will have been duly authorized and, upon issuance, delivery, and payment therefor pursuant to the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable; (iii) provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, the Warrants, when issued and sold pursuant to the terms of the Underwriting Agreement, will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms; (iv) the Warrant Shares have been duly authorized and if, as, and when the Warrant Shares are issued and delivered by the Company in accordance with the terms of each Warrant and the Company’s Amended and Restated Certificate of Incorporation, as amended and supplemented to date by all amendments and certificates of designation thereto, including, without limitation, the payment in full of applicable consideration, the Warrant Shares will be validly issued, fully paid and nonassessable; and (v) the Conversion Shares have been duly authorized and if, as, and when the Conversion Shares are issued and delivered by the Company in accordance with the terms of the Certificate of Designation and the Company’s Amended and Restated Certificate of Incorporation, as amended and supplemented to date by all amendments and certificates of designation thereto, the Conversion Shares will be validly issued, fully paid and nonassessable.

Our opinions expressed above are limited to the Delaware General Corporation Law and, as to the enforceability of the Warrants against the Company, the laws of the State of New York.

Our opinions expressed above with respect to the enforceability of the Warrants are qualified to the extent that they may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application relating to or affecting creditors’ rights and remedies, including, without limitation, fraudulent conveyance and fraudulent transfer laws, and by general principles of equity, including (without limitation) principles limiting the availability of specific performance or injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether such enforceability is considered in a proceeding in equity or at law). We express no opinion as to the availability of any equitable or specific remedy upon any breach of the Warrants, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defense may be subject to the discretion of a court. We also express no opinion herein as to any provision of the Warrants (a) relating to the effect of invalidity or unenforceability of any provision of the Warrants on the validity or enforceability of any other provision thereof, (b) which is in violation of public policy, including, without limitation, any provision relating to indemnification and contribution with respect to securities law matters, or (c) which provides that the terms of the Warrants may not be waived or modified except in writing.

CombiMatrix Corporation

March 10, 2016

To the extent that any opinion relates to the enforceability of the choice of New York law provision contained in the Warrants, the opinion stated herein is subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402, and (ii) principles of comity or constitutionality.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” contained in the Prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or Item 509 of Regulation S-K.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the securities described above.

Very truly yours,

/s/ DORSEY & WHITNEY LLP